UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2017
MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)
48084-7186
(Zip code)
Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 1, 2017, Meritor, Inc. (the “Company”) closed on the sale of its interest in Meritor WABCO Vehicle Control Systems (the “Meritor WABCO JV”) to a subsidiary of its joint venture partner, WABCO Holdings Inc. The total purchase price for the sale was $250 million, and the Company also received a final partnership distribution of $8 million immediately prior to closing.
The Company will remain the exclusive distributor of a certain range of WABCO Holdings Inc.’s aftermarket products in the United States and Canada and the non-exclusive distributor in Mexico following the completion of the transaction, and the purchase agreement includes provisions regarding certain future options of the parties to terminate, at certain points during the first three and a half years, these distribution arrangements at an exercise price of between $225 million and $265 million based on the earnings of the business.
The foregoing description is only a summary of, and is qualified in its entirety by reference to, the terms of the Purchase and Option Agreement regarding the Meritor WABCO JV sale which was filed as Exhibit 10-a to the Company’s Current Report on Form 8-K filed September 18, 2017.
The unaudited pro forma financial statements of the Company giving effect to the foregoing transaction are attached hereto as Exhibit 99-a and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(b) Pro Forma Financial Information
The following pro forma condensed consolidated financial statements of the Company are included below:

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for nine months ended June 30, 2017

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2016

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2017
Unaudited Pro Forma Condensed Consolidated Financial Information
The unaudited pro forma condensed consolidated financial information presented below is for informational purposes only and does not purport to represent, or be indicative of, what the results of operations or financial position of the Company would have been had the transactions specified below occurred on the dates indicated, or to project the results of operations or financial position of the Company for any future periods. The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments set forth in the accompanying notes. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and all necessary adjustments have been made.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto of the Company for the nine months ended June 30, 2017 included in the Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017, and for the year ended September 30, 2016 included in the Annual Report on Form 10-K filed with the SEC on December 1, 2016.
Unaudited pro forma condensed consolidated financial information as of June 30, 2017 and for the nine months ended June 30, 2017
As noted above, the Company completed the sale of its interest in the Meritor WABCO JV on October 1, 2017. The unaudited pro forma condensed consolidated statement of operations for the nine months ended June 30, 2017 and the unaudited pro forma condensed consolidated balance sheet at June 30, 2017 include adjustments to the historical financial statements to reflect the disposition of the Company's interest in the Meritor WABCO JV.
The historical financial information as of June 30, 2017 and for the nine months ended June 30, 2017 has been derived from the unaudited consolidated financial statements included in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017. The unaudited pro forma condensed consolidated statement of operations for the nine months ended June 30, 2017 was prepared as if the disposition of the Company's interest in the Meritor WABCO JV occurred on the first day of the fiscal year. The unaudited pro forma condensed consolidated balance sheet was prepared as if the disposition occurred as of June 30, 2017.
Unaudited pro forma condensed consolidated financial information for the year ended September 30, 2016
The historical financial information for the year ended September 30, 2016 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on December 1, 2016.

The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2016 was prepared as if the disposition occurred on the first day of the fiscal year.

(d) Exhibits
99 - Unaudited pro forma financial statements of Meritor, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, General Counsel & Corporate Secretary

Date: October 5, 2017

EXHIBIT INDEX

Exhibit No.	Description
99-a	Unaudited pro forma financial statements of Meritor, Inc.